Core Scientific Announces
February 2024 Production and Operations Updates
•Operated approximately 222,000 owned and hosted bitcoin miners
•Earned 893 self-mined bitcoin and our customers earned an estimated 307 bitcoin in our data centers in February
•Increased self-mining hash rate by redeploying previous generation miners
•Completed all payments due in 2024 for previously announced miner orders

AUSTIN, Texas, Mar. 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ, CORZW, CORZZ) ("Core Scientific" or “the Company”), a leader in bitcoin mining and digital infrastructure for emerging high-value compute, today released production and operations updates for February 2024.
“Owning our own infrastructure provides us with strategic flexibility to respond rapidly to dynamic market conditions,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “For example, we increased our self-mining hash rate by 300 petahash largely by redeploying earlier-generation miners. These miners had been replaced with more efficient S19j XP units in January, using newly activated capacity. Capitalizing on strong spot bitcoin pricing, quickly reactivating these miners boosted our hash rate and enhances our bitcoin earnings.”
“From a capital expenditures perspective, we continue to manage our investments carefully to ensure our ongoing financial strength. To that end, we completed all miner payments due in 2024 for the S19j XPs and S21s we previously announced, enabling us to focus our remaining investments this year on new miner purchases and our organic infrastructure growth plans,” Mr. Sullivan added.

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Core Scientific, Inc. February ‘24 Update - 2
Key Metrics Summary

Metric	February 2024	January 2024
Self-Mining Bitcoin Earned[1]	893	1,027
Hosting Bitcoin Earned by Customers[2]	307	354
Average Self-Mined Bitcoin Earned/Day	30.8	33.1
Self-Mining Energized Hash rate[3]	18.9	18.6
Hosting Energized Hash rate[4]	6.2	6.2
Total Energized Hash rate	25.1	24.8
Bitcoin Sold	952	1,114
Bitcoin Sales Proceeds ($USD)	Appx. $46.7 million	Appx. $47.8 million
Average Self-Mining Fleet Efficiency (J/TH)[5]	26.79	26.44
Data Centers
As of month-end, the Company operated approximately 222,000 bitcoin miners for both self-mining and hosting, representing a total energized hash rate of 25.1 EH/s at its data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.
Self-Mining
Core Scientific earned 893 bitcoin in February from its owned fleet of miners. As of month end, the Company operated approximately 171,000 owned bitcoin miners, accounting for approximately 77% of its total number of miners and representing a total energized hash rate of 18.9 EH/s.
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by hosted customer-owned miners operated by Core Scientific, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operating in Core Scientific’s data centers
5 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet˙
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Core Scientific, Inc. February ‘24 Update - 3
Hosting Services
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 51,000 hosted, customer-owned bitcoin miners, representing approximately 23% of the bitcoin miners operating in the Company’s data centers as of February 29. Customer-owned bitcoin miners earned an estimated 307 bitcoin in February, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on several occasions in February, delivering 941 megawatt hours to local grid partners. By supporting the grid in such a fashion, Core Scientific helps grid operators keep power flowing to their customers when temperatures rise and air conditioning use increases, and when temperatures drop and heating use increases. Core Scientific works with utility companies and the communities in which it operates to enhance electrical grid stability.
New Miner Deployments
As a result of the deployment of 28,400 new S19j XP miners procured from Bitmain under a contract announced on September 21, 2023, and completed this January, a number of prior generation bitcoin miners were de-energized. These de-energized miners were redeployed and re-energized using newly available capacity at two of the Company’s data centers, contributing to an increase in self-mining hash rate. The Company completed all payments due for the Bitmain S19j XP miners and completed all payments due in 2024 for the additional 2.5 exahash in Bitmain S21 miners previously announced, while also accelerating their delivery to begin in mid-March, 2024.

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Core Scientific, Inc. February ‘24 Update - 4
ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest bitcoin miners and hosting solutions providers for bitcoin mining in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining customers at our seven operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (2). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, the following: risks and uncertainties relating to the Company’s ability to achieve significant cash flows from operations; the effects of the emergence from the Company’s chapter 11 cases on the Company’s liquidity, results of operations and business; the trading price and volatility of the Company’s common stock; the comparability of the Company’s post-emergence financial results to its historical results and the projections filed with the bankruptcy court in the Company’s chapter 11 cases; changes in the Company’s business strategy and performance, including as a result of changes to the Company’s board of directors or management; the possibility that the Company may be unable to achieve its business and strategic goals; the Company’s post-bankruptcy capital structure; attraction and retention of key personnel; the Company’s ability to achieve expected benefits from restructuring
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Core Scientific, Inc. February ‘24 Update - 5
activities; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the Company’s ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the impact of the halving event; actions taken by third parties, including the Company’s creditors and other stakeholders, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Core Scientific, Inc. February ‘24 Update - 6

CONTACTS

Investors:
ir@corescientific.com
Media:
press@corescientific.com
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